United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 10, 2010
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MDU COMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-26053	84-1342898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60-D Commerce Way
Totowa, New Jersey 07512
(Address of principal executive offices including zip code)

(973) 237-9499
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

On June 10, 2010, MDU Communications International, Inc. (the “Company”) held its Annual General Meeting of Stockholders in Totowa, New Jersey. Three issues were put forth to the stockholders; (i) election of three directors, (ii) approval to effect a reverse stock split, at a ratio to be determined by the Board of Directors, within a range from 1-for-5 to 1-for-10, and to reduce the current authorized number of shares of common stock from 70 million shares to 35 million shares, and (iii) ratification of appointment of independent registered public accountants for fiscal 2010.

On the issue of election of Sheldon Nelson to the Board of Directors for a term of three years, 26,631,262 shares were voted in favor, 10,649560 shares were voted against, and 330,087 shares abstained. Mr. Nelson was elected to the Board by majority vote.

On the issue of election of Richard Newman to the Board of Directors for a term of two years, 29,508,762 shares were voted in favor, 7,775,760 shares were voted against, and 326,387 shares abstained. Mr. Newman was elected to the Board by majority vote.

On the issue of election of James Wiberg to the Board of Directors for a term of one year, 10,754,908 shares were voted in favor, 21,971,300 shares were voted against, and 4,884,701 shares abstained. Mr. Wiberg failed to receive majority vote and was therefore not elected to the Board.

On the issue of authority to amend the Certificate of Incorporation to effect a reverse stock split, at a ratio to be determined by the Board of Directors, within a range from 1-for-5 to 1-for-10, and to reduce the current authorized number of shares of common stock from 70 million shares to 35 million shares, 28,901,338 shares voted in favor which exceeded the majority number of total outstanding shares of 26,978,586 and therefore was approved.  The Board of Directors has made no determination if or when it would exercise the above-mentioned authority. The authority granted by the stockholders shall expire on December 10, 2010.

On the issue of ratification of the independent registered public accountants, 45,287,065 shares were voted in favor, 1,176,388 shares were voted against, and 584 shares abstained.  The Independent Registered Public Accounting Firm of J.H. Cohn LLP was appointed for fiscal 2010.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As a result of the June 10, 2010 Annual General Meeting of Stockholders set forth above, James Wiberg’s term as a Director of the Company expired as of June 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU COMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Sheldon Nelson
Sheldon Nelson
Chief Executive Officer

Dated: June 11, 2010